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Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media Sheri Woodruff 609-720-4399 swoodruff@tyco.com	Investor Relations Ed Arditte 609-720-4621 John Roselli 609-720-4624 Karen Chin 609-720-4398

TYCO ANNOUNCES INTENT TO SEPARATE INTO
THREE PUBLICLY TRADED COMPANIES

        PEMBROKE, Bermuda — Jan. 13, 2006 — Tyco International Ltd. (NYSE:TYC; BSX:TYC) today announced that its Board of Directors has approved a plan to separate the company's current portfolio of diverse businesses into three separate, publicly traded companies — Tyco Healthcare, one of the world's leading diversified healthcare companies; Tyco Electronics, the world's largest passive electronic components manufacturer, and the combination of Tyco Fire & Security and Engineered Products & Services (TFS/TEPS), a global business with leading positions in residential and commercial security, fire protection and industrial products and services.

        The company intends to accomplish the separation through tax-free stock dividends to Tyco shareholders, after which they will own 100% of the equity in three publicly traded companies. Each company will have its own independent Board of Directors and strong corporate governance standards. Tyco expects to complete the transactions during the first quarter of calendar 2007.

        According to Tyco Chairman and Chief Executive Officer Ed Breen, "In the past several years, Tyco has come a long way. Our balance sheet and cash flows are strong and many legacy financial and legal issues have been resolved. We are fortunate to have a great mix of businesses with market-leading positions. After a thorough review of strategic options with our Board of Directors, we have determined that separating into three independent companies is the best approach to enable these businesses to achieve their full potential. Healthcare, Electronics and TFS/TEPS will be able to move faster and more aggressively — and ultimately create more value for our shareholders — by pursuing their own growth strategies as independent companies."

        Tyco's Board of Directors and senior leadership have evaluated a broad range of strategic alternatives, including continuation of Tyco's current operating strategy, sales of select businesses, and separation of only one of the businesses. The company and Board concluded that separating into three businesses is the best way to position these market-leading companies for sustained growth and value creation.

Three Leading Global Companies

TYCO HEALTHCARE

        With 2005 revenue of nearly $10 billion, Tyco Healthcare is one of the foremost global providers of healthcare products and services. The company is well-positioned to capitalize on the attractive dynamics of the healthcare industry and to realize more robust growth. Its product portfolio includes advanced surgical instruments and supplies, respiratory care products, contrast media and diagnostic imaging products, needles and syringes, vascular therapies, sutures and wound care products, and generic pharmaceuticals. Healthcare has more than 40,000 employees.

        This proposed separation will create a leading stand-alone healthcare company, which is expected to benefit from a focused and independent healthcare culture to help attract top industry talent and strategic partners, as well as increasing access to emerging healthcare-related technologies. This business will continue to be led by current Tyco Healthcare President Rich Meelia, who will become the company's Chief Executive Officer. Chief Operating Officer Kevin Gould and Chief Financial Officer Chuck Dockendorff will also continue in their current leadership positions with the company.

TYCO ELECTRONICS

        Tyco Electronics is one of the world's largest suppliers of electronic components, including connectors, switches, relays, circuit protection devices, touch screens, magnetics, resistors, wire and cable, as well as fiber-optic and wireless components and systems. Electronics has 88,000 employees worldwide.

        As a $12 billion stand-alone enterprise, Tyco Electronics will be positioned to move quickly and strategically as competition requires, and will be better able to participate in ongoing electronics industry consolidation. The company's Chief Executive Officer will be Tom Lynch — current President of Tyco's Engineered Products & Services segment — who brings broad experience in the communications and electronics industries. Dr. Juergen Gromer, who has led Tyco Electronics since 1999, will continue as President, and will also assume additional responsibilities as Vice Chairman. Jacki Heisse will continue to serve as the company's Chief Financial Officer.

TYCO FIRE & SECURITY/ENGINEERED PRODUCTS & SERVICES

        TFS/TEPS will be led by Tyco International Chairman and CEO Ed Breen as well as Tyco International's Chief Financial Officer, Chris Coughlin. TFS/TEPS is an $18 billion world leader in electronic security solutions for residential, business, and governmental customers, fire protection and sprinkler systems, and industrial valves and controls. With more than 118,000 employees, TFS/TEPS has a large, stable recurring revenue base and generates strong cash flow. Dave Robinson will continue to serve as President of Tyco Fire & Security. Naren Gursahaney will succeed Tom Lynch as President of Engineered Products & Services.

        Breen added, "We believe this separation is a logical next step in Tyco's evolution and we are absolutely convinced that this is the right decision for the long-term success of our businesses, employees and shareholders."

Transaction Details

        It is anticipated that all three companies will be capitalized to provide financial flexibility to take advantage of future growth opportunities. They are expected to have financial policies, balance sheets and credit metrics that are commensurate with solid investment grade credit ratings. Tyco will continue to follow financial policies that are consistent with its current credit ratings until the planned transactions take place. The company's existing debt is expected to be allocated among the three companies or refinanced. Any existing or potential liabilities that cannot be associated with a particular entity will be allocated appropriately to each of the businesses, and a sharing arrangement among the three companies will be established.

        The three entities together are initially expected to pay a dividend that is equal in sum to the current Tyco dividend. Until the planned transactions are completed, Tyco expects to pay its current quarterly dividend of $0.10 per share.

        One-time transaction costs are expected to total approximately $1.0 billion — largely for tax and debt refinancing. Under the proposed transaction structure, each of the companies is expected to remain incorporated in Bermuda.

        Consummation of the proposed separations is subject to certain conditions, including final approval by the Tyco International Board of Directors, receipt of a tax opinion of counsel, and the filing and effectiveness of registration statements with the Securities and Exchange Commission. The separations are also subject to the completion of any necessary refinancings. Approval by Tyco International shareholders is not required.

First Quarter and Full-Year 2006 Update

        Tyco expects first quarter 2006 earnings per share (EPS) from continuing operations — excluding special items — to be about $0.38 per share compared to its previous guidance of $0.40 to $0.42 per share. Organic growth will be approximately 4 percent for the quarter, with 7 to 8 percent organic growth in Electronics and Engineered Products & Services partially offset by flat organic growth in Fire & Security and Healthcare.

        In Fire & Security, revenue and margins were adversely impacted by weakness in the commercial security and Worldwide Fire Services businesses, partially offset by improved performance in residential security. In Healthcare, strong growth in revenue and operating profit in International was offset by revenue and profit shortfalls in the Imaging and Respiratory businesses, primarily due to the impact of product recalls and regulatory compliance issues, as well as capacity limitations in the Pharmaceuticals business. The issues in Imaging and Respiratory have been identified and are in the process of being resolved. The company expects to have additional pharmaceutical capacity coming on-line in the second quarter.

        For the full year 2006, the company is now expecting EPS from continuing operations excluding special items to be in the range of $1.85 to $1.92 per share. The change from the company's previous guidance is mostly due to the items in Fire & Security and Healthcare noted above. The estimated transaction costs related to the separations will be treated as special items and are therefore excluded from this guidance. EPS from continuing operations excluding special items and organic revenue growth are non-GAAP financial measures and are described below.

        As previously announced, the company will release its full first quarter results on Feb. 2, 2006.

About Tyco

        Tyco is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2005 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

        The company will hold a conference call for investors today beginning at 10:00 a.m. ET. The call can be accessed in two ways:

  •
  At Tyco's website: http://investors.tyco.com. A replay of the call will be available through Tues., Jan. 31, 2006 at the same website.

  •
  By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (877) 531-2987. The telephone dial-in number for participants outside the United States is (612) 332-0819.

        An audio replay of the conference call will be available beginning at 3:15 p.m. ET on Fri., Jan. 13, 2006 and ending at 11:59 p.m. ET on Fri., Jan. 20, 2006. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 814596.

NON-GAAP MEASURES

        "EPS from continuing operations excluding special items" and "organic growth" are non-GAAP measures and should not be considered replacements for GAAP results.

        The company has forecast its EPS from continuing operations results excluding special items related to divestitures, early retirement of debt, transaction costs related to the separations, and other income or charges that may mask the underlying results and trends and make it difficult to give investors perspective on underlying business results. Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be taken, it is difficult to include the impact of those items in the forecast.

        "Organic revenue growth" is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).

        Organic revenue growth is a useful measure of the company's performance because it excludes items that: i) are not completely under management's control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity, or revenue reclassification. It is also a component of the company's compensation programs. The limitation of this measure is that it excludes items that have an impact on the company's revenue. This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2005.

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TYCO ANNOUNCES INTENT TO SEPARATE INTO THREE PUBLICLY TRADED COMPANIES